EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cox Radio, Inc. on Form S-8 of our report dated February 8, 1999 (March 1, 1999 as to Note 16), appearing in the Annual Report on Form 10-K of Cox Radio, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Atlanta, Georgia
September 15, 1999

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